UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 17, 2010
_______________________

Sysco Corporation
(Exact name of registrant as specified in its charter)
_________________________

Delaware	1-06544	74-1648137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1390 Enclave Parkway, Houston, TX 77077-2099
(Address of principal executive office) (zip code)

Registrant’s telephone number, including area code: (281) 584-1390

N/A
(Former name or former address, if changed since last report)
_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On September 17, 2010, the Board of Directors of Sysco Corporation (“Sysco” or the “Company”) appointed Larry C. Glasscock as a director of the Company, effective immediately, expanding the size of the Board to 12 members.  Mr. Glasscock, 62, has been determined by the Board to satisfy the New York Stock Exchange’s independence requirements, will serve in the classification of directors that will stand for re-election at the 2012 Annual Meeting of Stockholders and will serve on the Board’s Compensation, Corporate Governance and Nominating, and Corporate Sustainability Committees.  Mr. Glasscock is the former chairman of the board of WellPoint, Inc., one of the largest health benefits companies in the United States. He also served as WellPoint's president and CEO; chairman, president and CEO of Anthem, Inc.; COO of CareFirst, Inc.; president and CEO of Group Hospitalization and Medical Services, Inc.; president of First American Bank, N.A.; and president and CEO of Essex Holdings, Inc.

As with each of Sysco’s non-employee directors, Mr. Glasscock will receive a base retainer of $100,000 per year, prorated for his service in calendar 2010, and will be entitled to receive reimbursements of expenses related to his services as a director.  Mr. Glasscock will also be eligible to participate in the Company’s Directors Deferred Compensation Plan, the 2009 Non-Employee Directors Stock Plan and the Non-Employee Directors Deferred Stock Plan.  The material components of the current cash compensation and benefits received by the Company’s non-employee directors are more fully described in the Description of Compensation Arrangements with Non-Employee Directors, which is incorporated herein by reference and filed as Exhibit 10.2 to Sysco’s Form 10-Q for the quarter ended December 26, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Sysco Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

       Sysco Corporation

Date: September 21, 2010                                                                    By:        /s/ Michael C. Nichols
Michael C. Nichols
Senior Vice President, Administration,
General Counsel and Corporate Secretary